Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                    33-0266015
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


               40-004 COOK STREET
           PALM DESERT, CALIFORNIA                          92211
      (Address of principal executive offices)            (Zip Code)


               THE KSI GROUP, INC. 1996 KEY EMPLOYEES STOCK OPTION PLAN
            THE KINETICS GROUP, INC. 1997 KEY EMPLOYEES STOCK OPTION PLAN
                   THE KINETICS GROUP, INC. 1997 STOCK OPTION PLAN
                      OPTION AGREEMENTS DATED JULY 1, 1995
                            (Full title of the plan)

                            DAMIAN C. GEORGINO, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL & CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                     (Name and address of agent for service)

                                    (760) 340-0098
             (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                   PROPOSED
  TITLE OF                         PROPOSED        MAXIMUM
  SECURITIES                       MAXIMUM         AGGREGATE        AMOUNT OF
  TO BE             AMOUNT TO BE   OFFERING PRICE  OFFERING         REGISTRATION
  REGISTERED        REGISTERED     PER SHARE(1)    PRICE            FEE
================================================================================

Common Stock, par        318,857        $ 2.28     $  726,993.96    $  215
value $.01 per share

Common Stock, par        586,537        $12.02     $7,050,174.74    $2,080
value $.01 per share

Common Stock, par        109,198        $17.17     $1,874,929.66    $  554
value $.01 per share

Common Stock, par        104,829        $20.60     $2,159,477.40    $  638
value $.01 per share
================================================================================
      (1) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).

                                EXPLANATORY NOTE

      The shares registered hereunder are issuable pursuant to the exercise of options (the "Options") that were outstanding as of January 16, 1998 and that were granted to employees of The Kinetics Group, Inc. ("Kinetics") and its affiliates under The KSI Group, Inc. 1996 Key Employees Stock Option Plan, The Kinetics Group, Inc. 1997 Key Employees Stock Option Plan, The Kinetics Group, Inc. 1997 Stock Option Plan and twelve option agreements dated July 1, 1995 (the "Plans"). Prior to January 16, 1998, the Options were exercisable for shares of Series A and/or Series B Common Stock, par value $.01 per share, of Kinetics. On January 16, 1998, pursuant to the terms of a Merger Agreement dated as of December 31, 1997 (the "Merger Agreement"), U.S. Filter/KG Acquisition Corp., a wholly-owned subsidiary of United States Filter Corporation (the "Registrant"), was merged (the "Merger") with and into Kinetics and, in connection therewith, the Options were converted into options exercisable for shares of the Registrant's Common Stock. The effective date of the Merger was December 31, 1997.

                                     PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 (as amended by Form 10-Q/A filed on August 22, 1997), and September 30, 1997,
(iii) the Registrant's Current Reports on Form 8-K dated August 4, 1997, September 17, 1997, September 19, 1997, December 9, 1997 (as amended on Form 8-K/A dated February 6, 1998), December 31, 1997 and January 16, 1998 (as amended on Form 8-K/A dated February 6, 1998), and (iv) the description of the Common Stock contained in Registrant's Registration Statement on Form 8-A as the same may be amended.

            All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act.


ITEM 4.     DESCRIPTION OF SECURITIES.

            The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            None.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Certificate of Incorporation and the By-laws of the Registrant provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Registrant.

            Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

            If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

            Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

            The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            None.


ITEM 8.     EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

            EXHIBIT  NO.   DESCRIPTION
            ------------   -----------------------------------------------------

                4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.0 to Form 10-K, dated March 31, 1997 (File No. 1-10728)).

                4.2        Restated Bylaws (incorporated by reference to Exhibit
                           3.1 to Form 10-K, dated March 31, 1997 (File No. 1-10728)).

                5.1 Opinion of Kirkpatrick & Lockhart LLP, regarding the legality of the securities registered hereunder.

               23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

               23.2        Consent of KPMG Peat Marwick LLP.


               23.3        Consent of Price Waterhouse.

               23.4        Consent of Ernst & Young LLP.

               24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                        * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 10th day of February, 1998.


                                          UNITED STATES FILTER CORPORATION


                                       By:/s/ Richard J. Heckmann
                                          ------------------------------------
                                          Richard J. Heckmann
                                          Chairman of the Board, President,
                                            and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments, and other related documents, and to file the same with the United States Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


      SIGNATURE                      CAPACITY                          DATE

/s/ Richard J. Heckmann
-----------------------       Chairman of the Board,           February 10, 1998
Richard J. Heckmann           President, and Chief Executive
                              Officer (Principal Executive
                              Officer) and a Director

/s/ Kevin L. Spence
-----------------------       Senior Vice President and        February 10, 1998
Kevin L. Spence               Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)
                              Executive Vice President and a

/s/ Michael J. Reardon
-----------------------       Director                         February 10, 1998
Michael J. Reardon


/s/ Nicholas C. Memmo
-----------------------       Executive Vice                   February 10, 1998
Nicholas C. Memmo             President-Process Water
                              and a Director

/s/ James E. Clark
-----------------------       Director                         February 10, 1998
James E. Clark

/s/ John L. Diederich
--------------------------    Director                         February 10, 1998
John L. Diederich



-----------------------       Director
Robert S. Hillas


/s/ Arthur B. Laffer
-----------------------       Director                         February 10, 1998
Arthur B. Laffer



------------------------      Director
Ardon E. Moore


/s/ Alfred E. Osborne, Jr.
--------------------------    Director                         February 10, 1998
Alfred E. Osborne, Jr.



/s/ J. Danforth Quayle
--------------------------    Director                         February 10, 1998
J. Danforth Quayle


/s/ C. Howard Wilkins, Jr.
--------------------------    Director                         February 10, 1998
C. Howard Wilkins, Jr.

                                  EXHIBIT INDEX


     EXHIBIT NO.             DESCRIPTION                  SEQUENTIAL PAGE NUMBER

        4.1     Restated Certificate of Incorporation,
                as amended (incorporated by reference to           --
                Exhibit 3.0 to Form 10-K, dated March
                31, 1997 (File No. 1-10728)).

        4.2     Restated Bylaws (incorporated by                   --
                reference to Exhibit 3.1 to Form 10-K,
                dated March 31, 1997 (File No. 1-10728)).

        5.1     Opinion of Kirkpatrick & Lockhart LLP,             --
                regarding the legality of the securities registered hereunder.

        23.1    Consent of Kirkpatrick & Lockhart LLP              --
                (included in the Opinion filed as
                Exhibit 5.1).

        23.2    Consent of KPMG Peat Marwick LLP.                  --

        23.3    Consent of Price Waterhouse.

        23.4    Consent of Ernst & Young LLP.

        24.1    Power of Attorney (set forth on the                --
                signature page of this Registration
                Statement).